Exhibit 4.2
FIRST AMENDMENT OF
TRUST AGREEMENT
OF
ECA MARCELLUS TRUST I
     This First Amendment to the Trust Agreement of ECA Marcellus Trust I is entered into effective as of the [6]th day of May, 2010 (this “Trust Agreement”), by and among Energy Corporation of America, a West Virginia corporation with its principal office in Charleston, West Virginia (together with its successors and assigns, “ECA”) as trustor, and The Corporation Trust Company, a corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware (“Corporation Trust”), The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) as trustees (collectively referred to herein as the “Trustees”) and Michael Fletcher, a natural person residing in the state of Colorado (the “Acting Trustee”). Capitalized terms not defined herein shall have the meanings assigned to them in the Trust Agreement of ECA Marcellus Trust I (the “Trust Agreement”).
     WHEREAS, on March 19, 2010, ECA, Corporation Trust and the Acting Trustee entered into the Trust Agreement for the purpose of forming ECA Marcellus Trust I (the “Trust”) and for the other purposes enumerated therein;
     WHEREAS, the Acting Trustee desired to serve as trustee only for the purpose of forming the Trust;
     WHEREAS, the Trust having been formed, the Trustee now desires to serve as trustee of the Trust and the Acting Trustee desires to resign the position of trustee of the Trust;
     WHEREAS, the Trustees, the Acting Trustee and ECA believe it is in the best interest of the Trust for the Acting Trustee to step aside and for the Trustee to serve as trustee of the Trust.
     The Trustees, the Acting Trustee and ECA hereby agree to amend the Trust Agreement as follows:
     1. The Acting Trustee resigns and is removed from his position as trustee of the Trust.
     2. The Trustee is hereby appointed as the new trustee of the Trust.

     IN WITNESS WHEREOF, ECA, the Trustee, the Acting Trustee and Corporation Trust have caused this Agreement to be duly executed the day and year first above written.

ENERGY CORPORATION OF AMERICA
ATTEST:

/s/ Julie Ann Kitano	By:	/s/ Michael S. Fletcher

Name: Julie Ann Kitano		Name: Michael S. Fletcher
Title: Assistant Secretary		Title: CFO

ACTING TRUSTEE
ATTEST:

/s/ Julie Ann Kitano		/s/ Michael Fletcher

Name: Julie Ann Kitano Title: Assistant Secretary		Michael Fletcher

CORPORATION TRUST COMPANY
ATTEST:

/s/ Kathryn A. Widdoes	By:	/s/ Jennifer A. Schwartz

Name: Kathryn A. Widdoes		Name: Jennifer A. Schwartz
Title: Assistant Secretary		Title: Assistant Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
ATTEST:

/s/ Karen Carlson	By:	/s/ Mike J. Ulrich

Name: Karen Carlson		Mike J. Ulrich
Title: Administrative Assistant		Vice President

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